      As filed with the Securities and Exchange Commission on July 7, 1998
                                                     Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                             CYBERGUARD CORPORATION
             (Exact name of registrant as specified in its charter)

          FLORIDA                                            65-0510339
------------------------------                           -------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

                    2000 WEST COMMERCIAL BOULEVARD, SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 958-3900
          (Address of principal executive offices, including zip code)

                            -----------------------

                               BRIAN FOREMNY, ESQ.
                    2000 WEST COMMERCIAL BOULEVARD, SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 958-3900
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                 WITH A COPY TO:
                           TEDDY D. KLINGHOFFER, ESQ.
                         STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.
                       150 WEST FLAGLER STREET, SUITE 2200
                              MIAMI, FLORIDA 33130
                                 (305) 789-3200

        Approximate date of commencement of proposed sale to the public: from time to time after the effective date of the Registration Statement.

                            -----------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------

                                                 CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                   Proposed                Proposed
                                                                    maximum                maximum                Amount of
        TITLE OF SECURITIES               Amount to be          offering price            aggregate             registration
        TO BE REGISTERED(1)                registered            per share(2)         offering price(2)             fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      299,482                  $9.28                $2,779,193                $820
================================================================================================================================

(1) This Registration Statement also relates to the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of common stock outstanding as of, and issued subsequent to, September 29, 1994, pursuant to the terms of the Registrant's Rights Agreement, dated as of September 29, 1994. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of common stock and will be transferred with and only with such stock.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (g) on the basis of the average of the high and low prices of the Common Stock as quoted on the NASDAQ National Market on July 1, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MIGHT DETERMINE.

================================================================================

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY __, 1998

                                 299,482 SHARES
                            OF CYBERGUARD CORPORATION
                             COMMON STOCK, PAR VALUE
                                 $.01 PER SHARE

                      ------------------------------------


         This Prospectus relates to the offering by certain selling securityholders (the "Selling Securityholders") of 299,482 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of CyberGuard Corporation, a Florida corporation ("CyberGuard" or the "Company"). The Shares were received by the Selling Securityholders in connection with the Company's acquisition of ARCA Systems, Inc. ("ARCA"), through the merger of ARCA Acquisition Corporation ("Sub"), a Florida corporation and wholly-owned subsidiary of CyberGuard, with and into ARCA with ARCA becoming a wholly-owned subsidiary of CyberGuard (the "Merger").

         The Selling Securityholders or their transferees may sell all or a part of the Shares in transactions on the NASDAQ National Market ("NASDAQ") or in negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions directly, or indirectly, by selling the Shares to or through agents, broker-dealers or underwriters designated from time to time and in connection with such sales, such agents, broker-dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom they may act as agent or to whom they may sell Shares as principals, or both. See "Selling Securityholders" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares.

         The Shares held by the Selling Securityholders were issued by the Company on June 17, 1998, pursuant to the Merger. The Common Stock is quoted on NASDAQ under the symbol "CYBG." On July 2, 1998, the closing sale price of the Common Stock on NASDAQ was $9.75 per share.

INVESTMENT IN THE COMPANY'S COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGES 4-10.

                      ------------------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                  The date of this Prospectus is July 7, 1998.

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----

AVAILABLE INFORMATION....................................................................................................2
INFORMATION INCORPORATED BY REFERENCE....................................................................................3
THE COMPANY..............................................................................................................4
RISK FACTORS.............................................................................................................4
USE OF PROCEEDS.........................................................................................................10
ISSUANCE OF COMMON STOCK TO SELLING SECURITYHOLDERS.....................................................................10
PLAN OF DISTRIBUTION....................................................................................................11
SELLING SECURITYHOLDERS.................................................................................................12
LEGAL MATTERS...........................................................................................................13
EXPERTS  ...............................................................................................................14


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy and information statements and other information, with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, N.Y. 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information is also available on the internet at http://www.sec.gov.

         This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the SEC with respect to the securities to which the Prospectus relates, certain parts of which are omitted in accordance with the rules and regulations of the SEC. In addition, certain documents filed by the Company with the SEC have been incorporated in this Prospectus by reference. See "Information Incorporated by Reference." For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement including the exhibits thereto and the documents incorporated herein by reference. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.

         The Common Stock is listed on NASDAQ and reports and proxy statements and other information concerning the Company also can be inspected at the offices of the NASDAQ, at 1735 K Street N.W., Washington, D.C. 20006-1500.

                      INFORMATION INCORPORATED BY REFERENCE

         The following documents previously filed with the SEC by the Company are incorporated herein by this reference:

                  (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed with the SEC on September 29, 1997, as amended on Form 10-K/A for the fiscal year ended June 30, 1997, filed with the SEC on October 22, 1997, and as amended on Form 10-K/A for the fiscal year ended June 30, 1997, filed with the SEC on October 28, 1997.

                  (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997, filed with the SEC on November 13, 1997.

                  (3) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1997, filed with the SEC on February 13, 1998.

                  (4) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, filed with the SEC on May 15, 1998.

                  (5) The Company's Current Report on Form 8-K, dated November 20, 1997 filed with the SEC on November 20, 1997.

                  (6) The Company's Current Report on Form 8-K, dated June 17, 1998, filed with the SEC on June 23, 1998.

                  (7) The description of the Company's Common Stock contained in its Registration Statement on Form 10, filed with the SEC on July 20, 1994.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO CYBERGUARD CORPORATION, 2000 WEST COMMERCIAL BOULEVARD, SUITE 200, FORT LAUDERDALE, FLORIDA 33309, ATTENTION: BRIAN FOREMNY, ESQUIRE; TELEPHONE (954) 958-3900.

                                   THE COMPANY

         CyberGuard is a company engaged in the business of providing Internet and Intranet security solutions to Fortune 1000 and other companies and government agencies worldwide. The Company's firewall and related security products comprise a software suite of products that are designed to protect the integrity of electronic data and customer applications from unauthorized individuals and digital thieves. The Company extended its product offering with the April 1997 formation of its TradeWave subsidiary. TradeWave provides digital certificate authority products and services to safeguard electronic commerce applications.

         On June 17, 1998, the Company completed the acquisition of ARCA pursuant to an Agreement and Plan of Merger, dated May 29, 1998 (the "Merger Agreement"), among CyberGuard, ARCA, ARCA Acquisition Corporation ("Sub") and certain shareholders of ARCA. ARCA is a high-end security integration services firm specializing in practical applications of advanced security technology for information services. ARCA provides assistance, guidance, planning, methods and training to a wide variety of customers in the private industry and governmental organizations.

         CyberGuard's principal executive offices are located at 2000 West Commercial Boulevard, Fort Lauderdale, Florida 33309, and its telephone number is (954) 958-3900. The Common Stock is traded on NASDAQ under the symbol "CYBG."

                                  RISK FACTORS

         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE SPECIFIC FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMMON STOCK OFFERED HEREBY.

         THIS PROSPECTUS CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTANTIES. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE BASED UPON ASSUMPTIONS AND ANALYSES MADE BY THE COMPANY IN LIGHT OF CURRENT CONDITIONS, FUTURE DEVELOPMENTS AND OTHER FACTORS THE COMPANY BELIEVES ARE APPROPRIATE IN THE CIRCUMSTANCES, OR INFORMATION OBTAINED FROM THIRD PARTIES AND ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES. READERS ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE SUGGESTED OR PROJECTED IN THE FORWARD-LOOKING STATEMENTS. SOME OF THE FACTORS THAT MAY CAUSE ACTUAL FUTURE EVENTS TO DIFFER FROM THOSE PREDICTED OR ASSUMED INCLUDE: GENERAL ECONOMIC AND BUSINESS CONDITIONS, INCLUDING CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS; EXPENDITURES FOR RESEARCH AND DEVELOPMENT; PERFORMANCE OF FINANCIAL MARKETS; CHANGES IN DOMESTIC AND FOREIGN LAWS, REGULATIONS AND TAXES; LACK OF PROFITABILITY; CASH PROVIDED BY OPERATIONS; INTEGRATION OF THE OPERATIONS OF CYBERGUARD AND ARCA, INCLUDING THE FAILURE TO REALIZE SYNERGIES OR THE BENEFITS FROM THE MERGER; THE COMPANY'S ABILITY TO EXECUTE ON ITS BUSINESS PLANS; CHANGES IN BUSINESS STRATEGIES OR DEVELOPMENT PLANS; THE COMPANY'S DEPENDENCE ON OUTSIDE PARTIES SUCH AS ITS KEY CUSTOMERS AND ALLIANCE PARTNERS; COMPETITION; RISKS ASSOCIATED WITH GROWTH AND EXPANSION; UNCERTAINTIES IN AVAILABILITY OF EXPANSION CAPITAL IN THE FUTURE AND OTHER RISKS ASSOCIATED WITH CAPITAL MARKETS.

LIMITED OPERATING HISTORY IN THE COMMERCIAL NETWORK SECURITY MARKET; UNPREDICTABILITY OF OPERATING RESULTS

         Although CyberGuard has been developing network security products since 1989, it has operated in the commercial network security market only since 1994. Risks inherent in CyberGuard's business include, among other things, its short operating experience in, and the rapidly changing and intensely competitive nature of, the commercial network security market, the uncertainty of acceptance of CyberGuard's products, the reliance of such products on the Internet, the timing of orders and shipments of products, the introduction of new products by CyberGuard, the introduction or the announcement of competitive products and the early development stage of the distribution channels through which CyberGuard's products are sold. A substantial portion of CyberGuard's sales occurs during the last few weeks of each quarter; therefore, any delays in orders or shipments are more likely to result in revenue not being recognized until the following quarter. The Company's current and planned expense levels are based in part on its expectations of future sales and, as a result, net income for a given period could be disproportionately affected by any reduction in sales. CyberGuard has not recorded a net operating profit since its inception. There can be no assurance that CyberGuard will be able to continue growth in sales of its products in the future or that the level of sales in the future will not decrease from past levels. There is no assurance when CyberGuard will become profitable, if ever. There can be no assurance that in future quarters CyberGuard's sales or operating results will meet the expectations of stock market securities analysts and investors.

LIQUIDITY AND CAPITAL REQUIREMENTS; POSSIBLE NEED FOR ADDITIONAL FINANCING

         At present, funds generated from the Company's operations are insufficient to satisfy the Company's anticipated cash requirements. Since the sale of CyberGuard's real-time business in 1996, CyberGuard's cash requirements have been funded from its working capital, operating cash flow and external capital from the sale of its Common Stock and investment securities. On May 15, 1997, the Company entered into a Private Securities Subscription Agreement (the "Subscription Agreement") pursuant to which an investor agreed to purchase, and the Company agreed to sell, $7,500,000 in shares of Common Stock at a negotiated price based on the average per-share closing bid price as reported by Bloomberg, L.P. over a period preceding a "call for proceeds" by the Company. Pursuant to the Subscription Agreement, the Company has sold to the investor an aggregate of 1,143,117 shares of Common Stock, in exchange for $7,500,000. The Company may in the future seek additional financing under an arrangement such as the Subscription Agreement. The issuance of Common Stock, and possibly warrants to purchase Common Stock, under such additional financings could result in dilution of the interests of existing and future security holders.

         The Company has in place a line of credit with a financial institution that is secured by all the assets of the Company and under which the Company is subject to financial covenants, restrictions on indebtedness, asset dispositions, and investments and corporate transactions, all of which may affect the operating flexibility of the Company and would subject the Company's assets to seizure upon default.

         In the event that the Company requires additional financing from additional outside sources, there can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Any additional financing may involve dilution of the interests of the Company's then existing shareholders. If adequate funds are not available, the Company may be required to curtail certain activities, including product development, marketing and sales activities.

RISKS ASSOCIATED WITH NETWORK SECURITY MARKET

         The market for CyberGuard's products is continuing to emerge. The rapid development of the Internet and enterprise-wide computing has increased the vulnerability of proprietary information to access by unauthorized persons and has in recent years increased demand for computer and network security products. However, there is no assurance that demand for network security products will continue at current levels or increase. Declines in demand for network security products, whether as a result of technological change, the public's perception of the need for network security products, developments in the hardware and software environments in which these products operate, general economic conditions or other factors, could have a material adverse effect on the business, financial condition and results of operations (a "Material Adverse Effect") on CyberGuard.

COMPETITION

         The market for network security products and services is intensely competitive, rapidly evolving and characterized by frequent technological change. CyberGuard expects competition to persist and intensify in the future. CyberGuard's principal current competitors include Network Associates, Check Point Software Technologies Ltd., Axent Technologies, Inc., and Secure Computing Corporation. In addition, companies such as Security Dynamics Technologies, Inc., Digital Equipment Corporation, International Business Machines Corporation and Sun Microsystems, Inc. sell products with similar features and functions that could be considered competitors of CyberGuard. Several other companies offering other network and other computer-related products, including Microsoft Corporation, CISCO Systems, Inc. and Lucent Technologies, Inc., from time to time have indicated that they may enter the commercial network security market. Many of CyberGuard's current and potential competitors have greater name recognition, larger installed customer bases and significantly greater financial, technical or marketing resources than CyberGuard. As a result, they may be able to adapt more quickly to new or emerging technologies or changes in customer requirements or to devote greater resources to the promotion and sale of their products than CyberGuard. In addition, certain of CyberGuard's competitors may determine, for strategic reasons, to consolidate, substantially lower the price of their network security products or bundle their products with other products, such as hardware products or other enterprise software products. In addition, current and potential competitors have established or may establish financial or strategic relationships among themselves, with existing or potential customers, resellers or other third parties. Competition could increase if new companies enter the market or if existing competitors expand their product lines. An increase in competition could result in price reductions and loss of market share for CyberGuard. Such competition and any resulting reduction in pricing and gross margins could have a Material Adverse Effect on CyberGuard. There can be no assurance that CyberGuard's competitors will not develop network security products using approaches substantially similar to or different from CyberGuard's that may be more effective than CyberGuard's current or future products or that CyberGuard's technologies and products would not be rendered obsolete by such developments.

CHANGES IN TECHNOLOGY AND INDUSTRY STANDARDS; SIGNIFICANT RESEARCH AND DEVELOPMENT EXPENDITURES

         The network security industry is characterized by rapid changes, including evolving industry standards, frequent new product introductions, continuing advances in technology and changes in customer requirements and preferences. The introduction of new technologies could render CyberGuard's existing products obsolete or unmarketable. Advances in techniques employed by individuals and entities seeking to gain unauthorized access to networks could expose CyberGuard's existing products to new and unexpected attacks and require accelerated development of new products. There can be no assurance that CyberGuard will be able to counter challenges to its current products, that CyberGuard's future product offerings will keep pace with technological changes implemented by competitors or persons seeking to breach network security, that CyberGuard will be able to establish and maintain any strategic technical alliances necessary to achieve a competitive advantage or that CyberGuard will be successful in developing and marketing products for any future technology. The development cycle for CyberGuard's new products may be significantly longer than CyberGuard's historical product development cycle or significantly longer than anticipated, resulting in higher development costs or a loss in market share. Failure to develop and introduce new products and product enhancements on a timely basis could have a Material Adverse Effect on CyberGuard. Moreover, the costs of developing new products, and related sales and marketing expenses, can be significant before such products are in a position to deliver significant sales or cash flow to CyberGuard. There can be no assurance that new product introduction will be executed without materially and adversely affecting CyberGuard's business, financial condition and results of operations.

DEPENDENCE ON PRINCIPAL PRODUCT; UNCERTAINTY OF PRODUCT ACCEPTANCE

         Sales of CyberGuard's CyberGuard Firewall in the commercial network security market account for a substantial portion of CyberGuard's sales, and CyberGuard expects the portion of its sales attributable to the CyberGuard Firewall to increase. As a result, any factor adversely affecting sales of this product could have a Material Adverse Effect on CyberGuard. CyberGuard's future success depends on the continued adoption of CyberGuard's CyberGuard Firewall and other network security products by users. The market acceptance of CyberGuard's products is difficult to estimate due in large measure to the recent emergence of the market for network security products and the effect of a number of new products, applications or product enhancements that have been introduced into the market. Competitive products are currently available that have comparable or more favorable price characteristics and that may be perceived to have comparable performance characteristics. There can be no assurance that CyberGuard's products, particularly its CyberGuard Firewall, will continue to achieve acceptance in the network security market, and the failure of CyberGuard's products to achieve such continued market acceptance could have a Material Adverse Effect on CyberGuard. Moreover, CyberGuard anticipates that its existing and new competitors will introduce additional competitive products, particularly if demand for enterprise-wide network security products increases, which could reduce future market acceptance of CyberGuard's products. As the network security industry continues to evolve, CyberGuard's future financial performance will depend in part on the successful development, introduction and market acceptance of new products, applications and product enhancements. There can be no assurance that CyberGuard will be able to develop new products or that such products will satisfy evolving user preferences and achieve market acceptance or, if market acceptance is achieved, that CyberGuard will be able to maintain such acceptance for a significant period of time. Any significant delay in the introduction of CyberGuard's future products could result in loss of market share and could have a Material Adverse Effect on CyberGuard.

DEPENDENCE ON THE INTERNET

         The success of CyberGuard's products and services will depend in large part upon the development of an infrastructure for providing Internet access and services. Because global commerce and on-line exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. The Internet has experienced, and is expected to continue to experience, significant, geometric growth in the number of users and amount of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols (for example, the next-generation Internet Protocol) to handle increased levels of Internet activity, or due to increased governmental regulation. If the necessary infrastructure or complementary services or facilities are not developed, or if the Internet does not become a viable commercial marketplace, CyberGuard's business, results of operations and financial conditions could be materially adversely affected.

DEPENDENCE ON RESELLERS; NEED TO ESTABLISH COLLABORATIVE MARKETING ARRANGEMENTS

         In marketing its products, CyberGuard depends substantially, and expects to increase its dependence, upon the performance of indirect sales channels, including systems integrators and VARs and consultants, over which CyberGuard does not have complete authority. CyberGuard is unable to predict with accuracy the extent to which its resellers and other marketing partners will be successful in marketing and selling CyberGuard's products. Moreover, CyberGuard's future success will depend in part on its ability to establish further collaborative marketing relationships in other indirect sales channels. There can be no assurance that CyberGuard's existing or contemplated collaborative relationships will be commercially successful, that CyberGuard will be able to negotiate additional collaborative relationships, that such additional collaborations will be available to CyberGuard on acceptable terms or that any such relationships, if established, will be commercially successful. In addition, there can be no assurance that parties with whom CyberGuard has established collaborative relationships will not pursue alternative technologies or develop alternative products in addition to or in lieu of CyberGuard's products either on their own or with others, including CyberGuard's competitors. The loss of several of CyberGuard's major resellers, either to competitive products offered by other companies or to products developed internally by the resellers, could have a Material Adverse Effect on CyberGuard. CyberGuard expects to continue to add substantially to its pre-sales, field support, and marketing staffs in order to support the sales activities of an expanding distribution network. There can be no assurance that such internal expansion will be successfully completed, that the cost of such expansion will not exceed the sales generated thereby, or that CyberGuard's sales and marketing organization will successfully compete against the more extensive and well-funded sales and marketing operations of many of CyberGuard's current and future competitors.

RISK OF ERRORS OR FAILURES

         Products as complex as those offered by CyberGuard may contain undetected errors when first introduced or when new versions are released. There can be no assurance that errors will not be found in new products or releases after commencement of commercial shipments by CyberGuard. A computer break-in or other disruption experienced by one of CyberGuard's customers, if caused by errors or failures in CyberGuard's products, could result in product recalls and liability under CyberGuard's warranties or otherwise. A well publicized actual or perceived breach of network security at a customer site could adversely affect the market's perception of CyberGuard or its products, even if CyberGuard's products are not the cause of the security breach. Alleviating such problems could require significant expenditures of capital and resources by CyberGuard, could cause interruptions, delays or cessation of service to CyberGuard's customers and could have a Material Adverse Effect on CyberGuard. CyberGuard attempts to limit its liability to customers, including liability arising from a failure of the security features contained in CyberGuard's products, through contractual limitations of warranties and remedies. However, some courts have held similar contractual limitations of liability, or the "shrinkwrap licenses" in which they are often embodied, to be unenforceable. Accordingly, there can be no assurance that such limitations will be enforced. Moreover, to the extent such limitations are enforced as to licensees, there can be no assurance that they will be enforceable as to other users of CyberGuard's products or as against parties who have an interest in data stored on networks that might be compromised by a failure of CyberGuard's product. While CyberGuard currently has product liability insurance to protect against these risks, there can be no assurance that such insurance will cover all losses from failures of CyberGuard's products or will continue to be available to CyberGuard on commercially reasonable terms or at all.

LIMITED PROTECTION OF INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS; RISK OF LITIGATION

         CyberGuard relies upon license agreements with customers, trademark, copyright and trade secret laws, and employee conflict of interest and third-party non-disclosure agreements and other methods to protect its proprietary rights. CyberGuard currently does not hold any patents and has no pending patent applications to cover any aspects of its technology. There can be no assurance that CyberGuard's conflict of interest or non-disclosure agreements will provide meaningful protection of CyberGuard's proprietary information. Further, CyberGuard may be subject to additional risk as it enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. If CyberGuard were unable to maintain a competitive advantage based on proprietary rights, it could have a Material Adverse Effect on CyberGuard. As the number of network security products in the industry increases and the functionality of these products further overlaps, software developers and publishers may increasingly become subject to infringement claims. There can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by CyberGuard or that CyberGuard's technology will not infringe upon patents or other rights owned by others. Likewise, there can be no assurance that third parties will not assert infringement claims against CyberGuard in the future with respect to current or future products. Although CyberGuard is not currently the subject of any intellectual property litigation, there has been substantial litigation regarding patent, copyright, trademark and other intellectual property rights involving computer software companies. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management's attention, which could have a Material Adverse Effect on CyberGuard. Adverse determinations in such claims or litigation could also have a Material Adverse Effect on CyberGuard.

DEPENDENCE ON KEY PERSONNEL

         CyberGuard's success depends to a significant degree upon the continuing contributions of its key management, sales, marketing and product development personnel. The loss of the services of any key employee could adversely affect CyberGuard's financial condition and results of operations. CyberGuard believes that its future success will depend in large part upon its ability to attract and retain highly skilled managerial, sales, marketing and product development personnel. CyberGuard requires consulting services and product development personnel who are highly technically trained in the field of information security. CyberGuard has at times experienced, and continues to experience, difficulty in recruiting qualified personnel. Competition for qualified personnel in the software industry is intense, and there can be no assurance that CyberGuard will be successful in retaining its key employees or that it can attract or retain additional skilled personnel as required.

INABILITY TO SUCCESSFULLY INTEGRATE OPERATIONS

         The Merger involves the integration of two companies that have previously operated independently. Among the factors considered by the Company in connection with the Merger was the expectation that the Merger would result in certain benefits, including, without limitation, operating efficiencies, revenue enhancement, a strategic alliance and other synergies. Achieving the benefits of the Merger will depend in part on the integration of the businesses of CyberGuard and ARCA in an efficient manner and no assurance can be given that CyberGuard will not encounter difficulties in integrating such operations or that the benefits and operating synergies anticipated from such integration will be realized. CyberGuard's growth and profitability will be affected by its ability to consolidate and rationalize the business, operations and employees of ARCA. Such consolidation of operations will require substantial attention from management. Any delays or unexpected costs incurred in connection with such integration, the diversion of management attention and any other difficulties encountered in the transition and integration process could have a Material Adverse Effect on CyberGuard. No assurance can be given that the strategic synergies considered by the Board of CyberGuard in connection with the Merger or other potential benefits will be realized. There can be no assurance that CyberGuard or ARCA will not experience the loss of significant personnel or customers in connection with the Merger.

RECENT AND POTENTIAL ACQUISITIONS

         In the normal course of its business, CyberGuard evaluates potential acquisitions of businesses, products and technologies that could complement or expand CyberGuard's network security business. In the event CyberGuard were to identify an appropriate acquisition candidate, there is no assurance that CyberGuard would be able to successfully negotiate the terms of any such acquisition, finance such acquisition and integrate such acquired business, products or technologies into CyberGuard's existing business and operations. Furthermore, the integration of an acquired business could cause a diversion of management time and resources. There can be no assurance that a given acquisition, when consummated, would not materially adversely affect CyberGuard's business, financial condition and results of operations. If CyberGuard proceeds with one or more significant acquisitions in which the consideration consists of cash, a substantial portion of CyberGuard's available cash could be used to consummate the acquisitions. If CyberGuard consummates one or more significant acquisitions in which the consideration consists of stock, or is financed with the proceeds of the issuance of stock, stockholders of CyberGuard could suffer a significant dilution of their interests in CyberGuard.

INTERNATIONAL SALES RISKS

         CyberGuard has historically received a significant portion of its revenue from sales outside of North America, and expects to continue to expand its marketing efforts abroad (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in CyberGuard's Form 10-K and 10-Q's incorporated herein by reference for more information on the levels of CyberGuard's international sales). International sales are subject to certain risks, such as currency fluctuations, that could make CyberGuard's products less competitive in foreign markets and contribute to fluctuations in CyberGuard's operating results. In addition, CyberGuard is subject to the usual risks of doing business abroad, including increases in duty rates, the introduction of non-tariff barriers and difficulties in enforcement of intellectual property rights. Other risks affecting international sales include political instability, difficulties in staffing and managing international operations, potential insolvency of international resellers, longer receivable collection periods and difficulty in collecting accounts receivable. In addition, the laws of certain countries do not protect CyberGuard's products and intellectual property rights to the same extent as the laws of the United States. CyberGuard has historically generated a significant percentage of its revenues from certain Asian and Pacific-rim countries that currently are undergoing severe economic difficulties. In the past, these countries contributed to CyberGuard's revenue growth, but the potential for growth from this region has become uncertain. It is not possible to predict when this region will recover from its economic crisis, or to predict this crisis' direct and indirect impact on CyberGuard's future financial results. There can be no assurance that these factors would not have a Material Adverse Effect on CyberGuard.

EFFECT OF GOVERNMENT REGULATION OF TECHNOLOGY EXPORTS

         CyberGuard's international sales and operations may be subject to risks such as the imposition of governmental controls, export license requirements, restrictions on the export of critical technology, trade restrictions and changes in tariffs. In particular, because of governmental controls on the exportation of encryption technology, CyberGuard could become unable to export its most robust network security products. As a result, foreign competitors that face less stringent controls on their products may be able to compete more effectively than CyberGuard in the global network security market. There can be no assurance that these factors would not have a Material Adverse Effect on CyberGuard.

SHARES ELIGIBLE FOR FUTURE SALE

         No assurance can be given as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Future sales of shares of Common Stock (including shares issued upon exercise of stock options), or the possibility that such sales could occur, could adversely affect the prevailing market price of the Common Stock and could also impair CyberGuard's ability to raise capital through an offering of its equity securities. There are approximately 9,393,000 shares of Common Stock outstanding, all of which (upon the effectiveness of Registration Statements that will be filed for the resale of shares being issued in the Merger), will be tradable without restriction under the Securities Act. See "Issuance of Common Stock to Selling Securityholders." An additional 2,215,525 shares of Common Stock are issuable upon exercise of options that are currently outstanding (a majority of which are in-the-money and approximately 33.5% of which are currently exercisable), and 165,000 shares are issuable upon the exercise of outstanding warrants to purchase Common Stock. A total of 302,585 shares of Common Stock or options thereon are available for future issuance under CyberGuard's Stock Incentive Plan and an additional 14,850 shares are "restricted stock", subject to certain employment restrictions.

ABSENCE OF DIVIDENDS

         CyberGuard does not intend to pay any cash dividends for the foreseeable future. CyberGuard intends to follow a policy of retaining earnings, if any, to finance the development and expansion of its business.

ANTI-TAKEOVER PROVISIONS

         CyberGuard's Articles of Incorporation and Bylaws contain certain anti-takeover provisions that could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of CyberGuard. These provisions include a staggered Board of Directors, certain super-majority voting requirements with respect to removal of directors and amendments of the Articles of Incorporation and Bylaws, requirements concerning the filling of board vacancies, adoption of Florida's Control Share Acquisition Act, elimination of shareholder action by written consent, creation of a class of "blank check" preferred stock and an increase in the percentage of shareholder votes required to call a special meeting of shareholders. CyberGuard also has adopted and implemented a Shareholder Rights Agreement that will expire by its terms on September 20, 2004 pursuant to which each share of Common Stock has attached to it a right to purchase a share of preferred stock under certain circumstances. These provisions and agreements are intended to encourage a person interested in acquiring CyberGuard to negotiate with, and to obtain the approval of, the Board of Directors in connection with such a transaction. However, certain of these provisions and agreements may discourage a future acquisition of CyberGuard, including an acquisition in which shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

                                 USE OF PROCEEDS

         All of the Shares offered hereby are being sold by the Selling Securityholders. The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

               ISSUANCE OF COMMON STOCK TO SELLING SECURITYHOLDERS

         On June 17, 1998, the Company completed the acquisition of ARCA pursuant to the Merger Agreement through the merger of Sub with and into ARCA, with ARCA becoming a wholly-owned subsidiary of the Company.

         In connection with the Merger, (i) each of the 3,726,667 shares of ARCA common stock issued and outstanding immediately prior to the Merger was converted into the right to receive .11819 shares of Common Stock; (ii) each of the 76,130 shares of ARCA Series A preferred stock issued and outstanding immediately prior to the Merger was converted into the right to receive .54817 shares of Common Stock; (iii) each of the 515,000 shares of ARCA Series B preferred stock issued and outstanding immediately prior to the Merger was converted into the right to receive .19361 shares of Common Stock; and (iv) certain loans, which aggregated approximately $113,000 with principal and interest, to ARCA from certain shareholders of ARCA (the "Shareholder Loans") were converted into and exchanged for 8,577 shares of Common Stock. In the aggregate, approximately 590,429 shares of Common Stock, constituting approximately 6.7% of the Company's then-outstanding shares, were issued in the Merger with an additional 124,463 shares reserved for issuance pursuant to options outstanding under the 1988 Stock Plan of ARCA Systems, Inc. which was assumed by the Company in the Merger. The Merger will be accounted for by the Company under the "pooling-of interests" method of accounting in accordance with generally accepted accounting principles.

         In connection with the Merger, the Company agreed to register the shares of Common Stock to be received by the ARCA shareholders in the Merger in three tranches over a 270-day period (the "Registration Agreement") on three Registration Statements on Form S-3. The Company agreed to use its best efforts to file (i) no later than three business days after the closing of the Merger Agreement (the "Closing"), a Registration Statement on Form S-3 covering 50% of the Shares issued to the ARCA shareholders as a result of the Merger together with all of the Common Stock issued to certain shareholders of ARCA in exchange for the Shareholder Loans; (ii) no later than 150 days after the Closing, a Registration Statement on Form S-3 covering 30% of the Shares issued in connection with the Merger; and (iii) no later than 270 days after the Closing a Registration Statement on Form S-3 covering the remaining 20% of the shares of Common Stock issued in connection with the Merger. In connection with the Merger, an aggregate of 58,185 Shares of Common Stock representing 10% of the total Shares of Common Stock issued by CyberGuard in the Merger, were delivered into escrow by Messrs. Wilson, Weidner and Bauer as security for certain indemnity obligations. Therefore, certain shares registered pursuant to the above referenced Registration Statements will remain in escrow until released pursuant to that certain escrow agreement among CyberGuard, counsel to CyberGuard and Messrs. Wilson, Weidner and Bauer.

                              PLAN OF DISTRIBUTION

         The Selling Securityholders may sell the Shares in transactions on the NASDAQ or in privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions directly, or indirectly, by selling the Shares to or through agents, broker-dealers or underwriters designated from time to time, and such agents, broker-dealers or underwriters may act as principal or agent and may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Shares for whom they may act as agent or to whom they sell as principals, or both. The Selling Securityholders and any agents, broker-dealers or underwriters that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         To the extent required, the number of Shares to be sold, the purchase price and public offering price, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering will be set forth in a supplement to this Prospectus to be filed with the SEC pursuant to Rule 424 under the Securities Act.

         Pursuant to the Registration Agreement, the Company has agreed to use its best efforts to cause the Registration Statement of which this Prospectus is a part to become effective and to remain effective until two years from such date it is declared effective by the SEC.

         The Company will receive no portion of the proceeds from the sale of the Shares. The Selling Securityholders and each person who controls the Selling Securityholders, within the meaning of the Securities Act and the Exchange Act, will be indemnified by the Company against certain civil liabilities, including certain liabilities which may arise under the Securities Act.

                             SELLING SECURITYHOLDERS

         The following table sets forth certain information with respect to the Selling Securityholders as of June 17, 1998, as follows: (i) the name and position or other relationship (if any) with the Company within the past three years of the Selling Securityholders; (ii) the number of outstanding shares of Common Stock beneficially owned by the Selling Securityholders prior to the Offering hereby (excluding shares of Common Stock issuable upon the exercise of certain options by the Selling Securityholders); (iii) the number of shares of Common Stock offered hereby; (iv) the number of outstanding shares of Common Stock beneficially owned by the Selling Securityholders after the completion of the Offering; and (v) the percent (if one percent or more) of outstanding shares of Common Stock beneficially owned by the Selling Securityholders after the completion of the Offering.

                                            Number of                                      Number of             Percent of
                                          Shares Owned             Number of             Shares Owned           Shares Owned
Shareholders                          Prior to Offering(1)     Shares Offered(2)        After Offering         After Offering
------------                          --------------------     -----------------        --------------         --------------
R. Kenneth Bauer (3)                         141,829                 70,914                 70,915                   *
Robert E. Bauer                              24,985                  13,788                 11,197                   *
Gordon L. Buhle                                738                    369                     369                    *
Diann and Scott Carpenter,                     29                      14                     15                     *
    joint tenants
Sandy Creyssels                                456                    228                     228                    *
Jeffrey T. DeMello                             738                    369                     369                    *
Charles and Alice Doxie                       1,096                   548                     548                    *
E. Lance Doxie                                2,740                  1,370                   1,370                   *
Lawrence R. Halme                             9,114                  6,210                   2,904                   *
Arnold M. Harrison                           10,473                  5,236                   5,237                   *
Frederick and Donna                           1,418                   709                     709                    *
    Henninge, joint tenants
Vincent O. and Barbara                        2,740                  1,370                   1,370                   *
     Lacariere, joint tenants
John Philip and Eve Wood                     10,209                  5,104                   5,105                   *
     Melton, trustee of Melton
     Family Trust
Sally A. Moulton                               88                      44                     44                     *
Richard Perez                                58,081                  29,040                 29,041                   *
Judi L. Piatanesi                              952                    476                     476                    *
Rochelle Randel                                472                    236                     236                    *
Stanley and Winnie                            1,644                   822                     822                    *
    Rybczynski, joint tenants
Marvin Schaefer (4)                          20,837                  10,418                 10,419                   *


                                            Number of                                      Number of             Percent of
                                          Shares Owned             Number of             Shares Owned           Shares Owned
Shareholders                          Prior to Offering(1)     Shares Offered(2)        After Offering         After Offering
------------                          --------------------     -----------------        --------------         --------------
Elizabeth J. and Douglas H.                   1,300                   650                     650                    *
   Slater, joint tenants
Victoria P. Thompson (4)                       590                    295                     295                    *
Michael L. Weidner (3)                       141,829                 70,914                 70,915                   *
David R. Wichers                               945                    472                     473                    *
Frances L. Wichers,                           1,936                   968                     968                    *
   Revocable Trust
Steven K. Wilson                              9,680                  4,840                   4,840                   *
William F. Wilson (3)                        144,477                 73,562                 70,915                   *
William S. Wisseman                            147                     73                     74                     *
Jack and Laura Wool, joint                     886                    443                     443                    *
    tenants (4)

TOTAL                                        590,429                299,482                 290,947

------------------------------------
*Less than 1%

(1) The number of Shares of Common Stock listed under this column represents all the Shares of Common Stock issued to each Selling Securityholder in the Merger for each share of ARCA common stock, ARCA Series A preferred stock and ARCA Series B preferred stock and the Shareholder Loans converted in the Merger.

(2) The number of Shares of Common Stock listed under this column represents 50% of the Shares of Common Stock issued to each Selling Securityholder in the Merger (including escrowed shares) and all of the Shares of Common Stock issued in the Merger in exchange for the Loans. Stock certificates representing an aggregate of 58,185 Shares of Common Stock were delivered by each of Messrs. Wilson, Weidner and Bauer into escrow as security for certain indemnity obligations.

(3) In connection with the Merger, Messrs. Wilson, Weidner and Bauer were appointed to the Board of Directors of ARCA and each entered into an employment agreement with ARCA. Mr. Wilson also serves as a vice president of the Company.

(4) In connection with the Merger, each of Messrs. Wool and Schaefer and Ms. Thompson also entered into employment agreements with ARCA.


The preceding table has been prepared based, upon information furnished to the Company by the Selling Securityholders.

         The Selling Securityholders identified above may have sold, transferred or otherwise disposed of in transactions exempt from the requirements of the Securities Act, all or a portion of their Common Stock since the date as of which the information in the preceding table is presented. Information concerning the Selling Securityholders may change from time to time, which changed information will be set forth in supplements to this Prospectus if and when necessary. Because the Selling Securityholders may offer all or some of the Common Stock that they hold, no estimate can be given as to the amount of Common Stock that will be held by the Selling Securityholders upon the termination of this offering. See "Plan of Distribution."

         The Company will pay the expenses of registering the Common Stock being sold hereunder.

                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for the Company by Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida 33130-1557.

                                     EXPERTS

         The consolidated financial statements of CyberGuard Corporation as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The audited historical financial statements of ARCA included in the Company's Current Report on Form 8-K dated June 17, 1998, which is incorporated herein by reference, have been so incorporated in reliance on the report of Tobkin, Chiang & Hammon, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following statement sets forth the estimated amount of expenses to be borne by CyberGuard Corporation (the "Registrant") in connection with the
Offering:

SEC Registration Fee..............................................................................................    $820
Legal Fees........................................................................................................  $8,000
Accounting Fees .................................................................................................. $10,000
Miscellaneous Expenses ...........................................................................................  $7,000

         TOTAL FEES AND EXPENSES...................................................................................$25,820

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent permitted in such statute. With respect to the indemnification of the Registrant's directors and officers, the Registrant's Restated Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law. In addition, the Registrant carries insurance permitted by the laws of the State of Florida on behalf of its directors and officers which may cover liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. These provisions do not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 16.  EXHIBITS

         The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

EXHIBIT  DESCRIPTION

 2.1 Agreement and Plan of Merger, dated as of May 29, 1998, among CyberGuard Corporation, ARCA Acquisition Corporation, ARCA Systems, Inc. and William F. Wilson, Michael L. Weidner and R. Kenneth Bauer (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K dated June 17, 1998).

 4.1 Form of Stockholder Rights Plan (incorporated by reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form 10, filed with the SEC on September 29, 1994 (File No. 0-24544)).

 5.1 Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. regarding the legality of the securities being registered.

10.1 Form of Registration Agreement, among CyberGuard Corporation and the shareholders of ARCA (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated June 17, 1998).

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Tobkin, Chiang & Hammon, certified public accountants.

23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1).

24.1 Power of Attorney (included on signature page of this Registration Statement).

ITEM 17.  UNDERTAKINGS

(a)    The Registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
       Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on July 7, 1998.



                                        CYBERGUARD CORPORATION



                                        By: /s/ Robert L. Carberry
                                            ------------------------------------
                                            Robert L. Carberry
                                            Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Carberry and William Murray, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any Registration Statement (and any and all amendments thereto) related to this Registration Statement and filed pursuant to Rule 462(b) promulgated by the Securities and Exchange Commission, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the persons in the capacities and on the date indicated:


SIGNATURE                              TITLE                                                  DATE

/s/ Robert L. Carberry                 Chief Executive Officer and                            July 7, 1998
----------------------------------     Chairman of the Board of Directors
Robert L. Carberry



/s/ William D. Murray                  Vice President of Finance and Chief Financial          July 7, 1998
----------------------------------     Officer
William D. Murray



/s/ Tommy D. Steele                    President, Chief Operating Officer and Director        July 7, 1998
----------------------------------
Tommy D. Steele



/s/ C. Shelton James                   Director                                               July 7, 1998
----------------------------------
C. Shelton James



                                       Director
----------------------------------
David R. Proctor



/s/ Richard P. Rifenburgh              Director                                               July 7, 1998
----------------------------------
Richard P. Rifenburgh



                                       Director
----------------------------------
Leland R. Reiswig, Jr.


                                  EXHIBIT INDEX

EXHIBIT

 5.1 Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. regarding the legality of the securities being registered.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Tobkin, Chiang & Hammon, certified public accountants.

23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1).